Entergy Systems and Service, Inc.
Statement of Operations
Quarter Ended September 30, 1996
(Unaudited)

Revenue                                                   $      7,002,041.00

Operating Expense                                                7,751,964.00
                                                          -------------------
Gross Margin                                                      (749,923.00)

Selling Expense                                                  3,734,542.00
Marketing                                                          471,591.00
Administrative & General Expense                                 4,596,862.00
Other Expense/Income                                             1,734,259.00
                                                          -------------------
Net Operating Profit (Loss) Before Taxes                       (11,287,177.00)

Income taxes                                                    (3,843,269.00)
                                                          -------------------
Net Profit (Loss)                                         $     (7,443,908.00)
                                                          ===================


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Entergy Systems and Service, Inc.
Balance Sheet
September 30, 1996
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                              $     29,663,710.84
   Accounts receivable                                           1,932,057.78
   Other current assets                                            210,702.01
                                                          -------------------
      Total current assets                                      31,806,470.63
                                                          -------------------
Investments:
   Investment in SASI, Inc.                                         -
   Note receivable - SASI, Inc.                                  2,430,000.00
   HES service contracts, net                                    3,382,280.44
                                                          -------------------
      Total investments                                          5,812,280.44
                                                          -------------------
Fixed Assets:
   Furniture and equipment, net                                 11,133,011.02
   Intangible assets, net                                          403,651.10
   Equipment inventory held for installation                    25,569,346.66
   Installations in process                                      6,224,863.96
   Installed equipment                                          52,101,644.19
                                                          -------------------
      Total fixed assets                                        95,432,516.93
                                                          -------------------
Deferred Debits:
   Miscellaneous deferred debits                                 9,368,526.53
   SASI technology                                               8,626,816.55
   Deferred income taxes                                         4,392,291.10
   Other assets, net                                             2,463,505.36
                                                          -------------------
      Total deferred debits                                     24,851,139.54
                                                          -------------------
      TOTAL ASSETS                                        $    157,902,407.54
                                                          ===================

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Entergy Systems and Service, Inc.
Balance Sheet
September 30, 1996
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                                       $        367,124.92
   Accrued liabilities                                           5,571,808.98
   Current portion of capital lease obligations                    116,521.40
                                                          -------------------
      Total current & accrued liabilities                        6,055,455.30
                                                          -------------------
Long-term liabilities:
   Note payable - Entergy Corp.                                     -
   Capital lease obligations                                       103,168.66
   Other long-term liabilities                                   6,386,586.00
                                                          -------------------
      Total long-term liabilities                                6,489,754.66
                                                          -------------------
Deferred Credits:
   Service contract revenue                                     49,909,096.50
                                                          -------------------
      Total deferred credits                                    49,909,096.50
                                                          -------------------
Capital:
   Common stock, no par value, 50,000 shares authorized,
   13,500 shares issued and outstanding                         13,500,000.00
   Paid in capital                                             150,000,000.00
   Accumulated deficit                                         (68,051,898.92)
                                                          -------------------
      Total capital                                             95,448,101.08
                                                          -------------------
      Total liabilities and capital                       $    157,902,407.54
                                                          ===================

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Entergy Systems and Service, Inc.
Total Assets & Revenues by Activity
September 30, 1996
(Unaudited)



Assets by Activity:
  Energy Management & DSM Services                        $     89,210,193.03
                                                          ===================


Revenues by Activity:
  Energy Management & DSM Services                        $      7,002,041.00
                                                          ===================


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Entergy Systems and Service, Inc.
Total Assets & Revenues by Geographic Region
September 30, 1996
(Unaudited)



Assets by Region:
  Inside Base Region                                      $     22,652,755.09

  Outside Base Region                                           40,988,091.28
                                                          -------------------
    Total Assets                                                63,640,846.37
                                                          ===================


Revenues by Region:
  Inside Base Region                                      $      2,362,612.45
  Outside Base Region                                            4,639,428.55
                                                          -------------------
    Total Revenues                                               7,002,041.00
                                                          ===================